                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                GREEN POWER, L.P.

     Green Power, L.P., a limited  partnership  organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act.

DOES HEREBY CERTIFY:

1.   The name of the limited partnership is Green Power, L.P.

2.   That a  Certificate  of Limited  Partnership  was filed by the Secretary of
     State of Delaware on December 19, 2000, and that said Certificate  requires an amendment as permitted by Section 17-202 of the Limited Partnership Laws of the State of Delaware.

3.   The Certificate of Limited  Partnership of Green Power, L.P., be amended by changing the name of the limited partnership as follows:

           The name of the limited partnership is:  South Houston
           Green Power, L.P.

IN WITNESS WHEREOF, said limited partnership, Green Power, L.P., has caused this
Certificate to be signed by its general partner, this 23rd day of January, 2001.

                                            Green Power G.P., LLC
                                            (Its General Partner)

                                                By:
                                                     ------------------------
                                                        Van P. Whitfield
                                                       Authorized Officer